Exhibit 99.1

545 E. JOHN CARPENTER FREEWAY, SUITE 1300 IRVING, TX 75062 PH: 972-444-4900 F: 972-444-4949 WWW.FELCOR.COM NYSE: FCH
For Immediate Release:
FELCOR REPORTS THIRD QUARTER EARNINGS
•  Same-store Adjusted EBITDA increased 22%
•  Raising 2014 Operating Outlook
IRVING, Texas, October 30, 2014 - FelCor Lodging Trust Incorporated (NYSE: FCH) reported operating results for the third quarter ended September 30, 2014.
Highlights

•	Same-store RevPAR increased 12.3%; RevPAR for comparable core hotels increased 9.8%.

•	Adjusted FFO per share improved to $0.21, a 50% increase from 2013.

•	Adjusted EBITDA increased $6.3 million to $61.1 million, and Same-store Adjusted EBITDA increased $10.8 million, or 21.9%, to $60.0 million.

•	Net income per share was $0.50, a $0.55 improvement from a loss of $0.05 in 2013.

•
Sold three non-strategic hotels since the second quarter for aggregate gross proceeds of $37 million. Agreed to sell three other hotels (and have received a non-refundable deposit for one of these hotels) for aggregate gross proceeds of $102 million.

•	Redeemed remaining $234 million of our 10% senior secured notes in August using proceeds from a new $140 million term loan, cash on hand and borrowings under our line of credit.
“I am very pleased with our performance in the third quarter. Same-store Adjusted EBITDA and RevPAR exceeded our expectations, increasing 21.9% and 12.3%, respectively. This strong growth reflects the successful execution of our strategic plan and transformation of our portfolio,” said Richard A. Smith, President and Chief Executive Officer of FelCor. “We have positioned FelCor to deliver sustainable growth by assembling a high-quality and diverse portfolio and will continue to leverage our strengths to create additional shareholder value.”
Mr. Smith added, “We continue to make very good progress on our portfolio repositioning and balance sheet restructuring programs, which are nearing completion. We only have nine remaining non-strategic hotels to sell. Of these, we have agreed to sell three, and we expect to complete our asset sale program by early next year. We will continue to apply asset sale proceeds to debt repayment, thereby completing the final phase of our balance sheet restructuring.”

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FelCor Lodging Trust Incorporated Third Quarter 2014 Operating Results
October 30, 2014

Hotel Results

	Third Quarter
	2014	2013	Change
Comparable hotels (39)
RevPAR	$135.63	$124.28	9.1%
Total hotel revenue, in millions	$185.6	$170.2	9.0%
Hotel EBITDA, in millions	$51.3	$43.0	19.3%
Hotel EBITDA margin	27.7%	25.3%	238 bps

Wyndham Hotels (8)
RevPAR	$126.31	$96.31	31.1%
Total hotel revenue, in millions	$34.7	$26.4	31.4%
Hotel EBITDA, in millions	$12.3	$10.0	23.4%
Hotel EBITDA margin	35.6%	37.8%	(224) bps

Same-store hotels (47)
RevPAR	$133.98	$119.32	12.3%
Total hotel revenue, in millions	$220.3	$196.6	12.1%
Hotel EBITDA, in millions	$63.6	$53.0	20.1%
Hotel EBITDA margin	28.9%	27.0%	195 bps
RevPAR for our 39 comparable hotels (31 comparable core hotels plus eight non-strategic hotels) was $135.63, a 9.1% increase compared to the same period in 2013. The increase reflects a 7.1% increase in ADR to $171.86 and a 1.9% increase in occupancy to 78.9%. Hotel EBITDA for our 39 comparable hotels was $51.3 million, a 19.3% increase, and Hotel EBITDA margin was 27.7% during the quarter, a 238 basis point increase.
RevPAR for our 31 comparable core hotels (39 core hotels that exclude Wyndham hotels converted from Holiday Inn on March 1, 2013) increased 9.8% compared to the same period in 2013, while RevPAR for our eight non-strategic hotels increased 4.7%.
RevPAR and Hotel EBITDA for our six acquired and recently redeveloped hotels increased 9.1% and 49.6%, respectively, compared to the same period in 2013, which exceeded our expectations.
RevPAR for the eight hotels converted to Wyndham in 2013 increased 31.1% for the third quarter, compared to the same period in 2013. We expect our Wyndham hotels’ revenues and EBITDA will continue to grow meaningfully for the remainder of 2014 and going forward, as transitional disruption subsides. Wyndham Worldwide Corporation has guaranteed minimum annual NOI for the eight hotels over the ten-year term of the management agreement. The amount recorded on the guaranty for the three months ended September 30, 2013 was $2.4 million, compared to only $93,000 for the three months ended September 30, 2014 (which affects margin comparisons for the eight hotels). We do not expect that any amount paid by Wyndham under the guaranty with respect to 2014 will be significant.
RevPAR for our 47 Same-store hotels (39 comparable hotels plus our Wyndham hotels) was $133.98, a 12.3% increase compared to the same period in 2013. The increase reflects an 8.0% increase in ADR to $169.79 and a 4.0% increase in occupancy to 78.9%.
See page 15 for hotel portfolio composition and pages 16-18 and 22-23 for more detailed hotel portfolio operating data.

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FelCor Lodging Trust Incorporated Third Quarter 2014 Operating Results
October 30, 2014

Third Quarter Operating Results

	Third Quarter
$ in millions, except for per share information	2014	2013	Change
Same-store Adjusted EBITDA	$60.0	$49.2	21.9%
Adjusted EBITDA	$61.1	$54.8	11.5%
Adjusted FFO per share	$0.21	$0.14	$0.07
Net income (loss) per share	$0.50	$(0.05)	$0.55

Same-store Adjusted EBITDA was $60.0 million, a 21.9% increase from $49.2 million for the same period in 2013. Adjusted EBITDA (which includes Adjusted EBITDA earned for sold hotels prior to sale) was $61.1 million compared to $54.8 million for the same period in 2013.
Adjusted FFO was $26.7 million ($0.21 per share), compared to $17.1 million ($0.14 per share) in 2013. Net income attributable to common stockholders was $62.7 million ($0.50 per share) in 2014, compared to a net loss of $6.4 million ($0.05 per share) in 2013. Net income in 2014 included a $29.6 million net gain on consolidated hotel sales, a $30.2 million gain on the sale of our interest in unconsolidated hotels, and a $20.7 million gain on the fair value remeasurement of previously unconsolidated hotels. Net loss in 2013 included an $11.8 million gain.
Year-to-Date Operating Results
RevPAR for 39 comparable hotels was $130.76, an 8.6% increase compared to the same period in 2013. The increase reflects a 6.4% increase in ADR to $169.26 and a 2.0% increase in occupancy to 77.3%. Total revenue for the 39 comparable hotels increased 8.2% from the same period in 2013. RevPAR for our 31 comparable core hotels increased 9.2%, while RevPAR for our eight non-strategic hotels increased 4.9%.
Same-store Adjusted EBITDA was $165.2 million, a 19.3% increase compared to the same period in 2013. Adjusted EBITDA (which includes Adjusted EBITDA earned for sold hotels prior to sale) was $171.4 million compared to $157.1 million for the same period in 2013.
Adjusted FFO was $63.7 million ($0.51 per share) compared to $42.3 million ($0.34 per share) in 2013. Net income attributable to common stockholders was $52.8 million ($0.42 per share) in 2014, compared to a net loss of $70.7 million ($0.57 per share) in 2013. Net income in 2014 included a $51.0 million net gain on consolidated hotel sales, a $30.2 million gain on the sale of our interest in unconsolidated hotels, and a $20.7 million gain on the fair value remeasurement of previously unconsolidated entities. Net loss in 2013 included a $27.7 million impairment loss, partially offset by a $19.1 million gain.
EBITDA, Adjusted EBITDA, Same-store Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA margin, FFO, Adjusted FFO and Adjusted FFO per share are all non-GAAP financial measures. See our discussion of “Non-GAAP Financial Measures” beginning on page 18 for a reconciliation of each of these measures to the most comparable GAAP financial measure and for information regarding the use, limitations and importance of these non-GAAP financial measures.

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FelCor Lodging Trust Incorporated Third Quarter 2014 Operating Results
October 30, 2014

Portfolio Repositioning
During 2014, we sold seven hotels, including two in the third quarter (the 446-room Holiday Inn-Toronto Airport and the 221-room Embassy Suites Hotel-Indianapolis North) and one hotel in October (the 395-room Sheraton-Atlanta Airport). We received total gross proceeds of $130.7 million from selling these seven hotels. Since December 2010, we have sold 31 non-strategic hotels for total gross proceeds of $663 million as part of our portfolio repositioning program.
In addition, in July, we unwound joint ventures that owned 10 non-strategic hotels. We retained five of those hotels (comprising 1,224 rooms) outright, and our joint venture partner owns the other five (comprising 1,215 rooms). We began the sale process for our five retained hotels in September. As part of the unwinding of the joint ventures, we now wholly-own our DoubleTree Suites hotel located in downtown Austin.
We currently have nine non-strategic hotels to be sold. We have agreed to sell the 208-room DoubleTree Charlotte-SouthPark for $37 million and expect the sale to close today. We have excluded the hotel from our Same-store metrics. We are negotiating contracts to sell two more hotels for total gross proceeds of approximately $65 million. Of the remaining six, we expect five to be sold or under contract by the end of this year (of which we are considering multiple offers on four). We expect to begin marketing the last hotel in early 2015.
Capital Expenditures
During the quarter, we invested $18.0 million in capital expenditures at our hotels (excluding the Knickerbocker), including approximately $2.5 million for redevelopment projects and repositioning our Wyndham hotels.
During 2014, we plan to invest approximately $60 million in capital improvements and renovations, concentrated at seven core hotels, as part of our long-term capital plan. In addition, we are investing approximately $25 million to complete the repositioning of our Wyndham hotels. Please see page 13 of this release for more detail on renovations.
Knickerbocker
We have invested $118.5 million (excluding initial acquisition costs and capitalized interest) through September 30, 2014 to redevelop the 4+ star Knickerbocker Hotel. Our expected net project cost remains $240 million.
Balance Sheet
As of September 30, 2014, we had $1.6 billion of consolidated debt bearing a 5.3% weighted-average interest rate and a six-year weighted-average maturity. We had $60.1 million of cash and cash equivalents and $34.3 million of restricted cash, of which $20.3 million secured our Knickerbocker construction loan.

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FelCor Lodging Trust Incorporated Third Quarter 2014 Operating Results
October 30, 2014

During July, we obtained a $140 million term loan secured by three hotels. The loan bears interest at LIBOR (no floor) plus 2.5%. The loan, which matures in 2017 and may be extended for up to two years, subject to satisfaction of certain conditions, is freely pre-payable. In August, we used proceeds from the loan, cash on hand and borrowings under our line of credit to redeem the remaining $234 million 10% senior secured notes due this year.
During the quarter, we also repaid a $9.6 million mortgage loan (secured by a hotel sold in September) that would have otherwise matured in 2016.
In connection with unwinding some of our joint ventures in July, an unconsolidated loan to these joint ventures (which was secured by mortgages on eight of the 10 hotels) was bifurcated. We are liable for our $64 million share of that non-recourse loan which is now secured by mortgages on four former joint venture hotels. The loan bears interest at LIBOR plus 3% and matures in 2017.
We will use proceeds from pending and future asset sales to repay debt, including the $140 million term loan, our $64 million loan assumed from our unconsolidated joint venture and our line of credit.
Common Dividend
During the third quarter, we declared a $0.02 per share common stock dividend, which will be paid tomorrow. Future quarterly common stock dividends will be based on funds available for distribution, reinvestment opportunities within our portfolio and taxable income, among other things.
Outlook
We have increased our RevPAR and EBITDA outlook, primarily reflecting better than expected third quarter results. Our improved 2014 outlook reflects continuing strong lodging industry fundamentals. Our expected RevPAR growth exceeds overall RevPAR growth projections for the industry because of our high-quality diverse portfolio and continuing strong growth at our six acquired and recently redeveloped hotels.
Our outlook reflects selling eight of the nine remaining non-strategic hotels during 2014 (one currently under contract to close today and seven to close at the end of the year). Our outlook assumes EBITDA for the Wyndham hotels at the level guaranteed by Wyndham.
During 2014, we expect:

•	RevPAR for same-store hotels will increase 9.25 - 9.5%, and RevPAR for comparable hotels (which excludes our Wyndham hotels) will increase 8.0 - 8.25%;

•	Adjusted EBITDA will be $217.5 million - $219.5 million;

•	Adjusted FFO per share will be $0.60 - $0.62;

•	Net income attributable to FelCor will be $74.5 million - $76.5 million; and

•	Interest expense, including our pro rata share from joint ventures, will be $95.5 million.

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FelCor Lodging Trust Incorporated Third Quarter 2014 Operating Results
October 30, 2014

The following table reconciles our 2014 Adjusted EBITDA to core Adjusted EBITDA outlook (in millions):

	Low	High
Previous Adjusted EBITDA	$211.5	$217.5
Operations	2.5	2.0
Updated timing of asset sales	3.5	—
Current Adjusted EBITDA	$217.5	$219.5
Hotel dispositions(a)	(28.5)	(28.5)
Core Adjusted EBITDA (39 hotels)	$189.0	$191.0

(a)
EBITDA that is forecasted to be generated by the 20 hotels that we assume will be sold from January 1, 2014 through the actual or assumed dates of sale and the one hotel that we will begin marketing in early 2015.

About FelCor
FelCor, a real estate investment trust, owns a diversified portfolio of primarily upper-upscale and luxury hotels that are located in major and resort markets. FelCor partners with leading hotel companies to operate its hotels, which are flagged under globally renowned brands and premier independent hotels. Additional information can be found on the Company’s website at www.felcor.com.
We invite you to listen to our third quarter earnings Conference Call on Thursday, October 30, 2014 at 11:00 a.m. (Central Time). The conference call will be webcast simultaneously on FelCor’s website at www.felcor.com. Interested investors and other parties who wish to access the call can go to FelCor’s website and click on the conference call microphone icon on the “Investor Relations” page. The conference call replay will also be archived on the Company’s website.

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FelCor Lodging Trust Incorporated Third Quarter 2014 Operating Results
October 30, 2014

With the exception of historical information, the matters discussed in this news release include “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties, and the occurrence of future events, may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Current economic circumstances or an economic slowdown and the impact on the lodging industry, operating risks associated with the hotel business, relationships with our property managers, risks associated with our level of indebtedness and our ability to meet debt covenants in our debt agreements, our ability to complete acquisitions, dispositions and debt refinancing, the availability of capital, the impact on the travel industry from security precautions, our ability to continue to qualify as a Real Estate Investment Trust for federal income tax purposes and numerous other factors may affect future results, performance and achievements. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially. We undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.
Contact:
Stephen A. Schafer, Vice President Strategic Planning & Investor Relations
(972) 444-4912     sschafer@felcor.com

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FelCor Lodging Trust Incorporated Third Quarter 2014 Operating Results
October 30, 2014

SUPPLEMENTAL INFORMATION

INTRODUCTION

The following information is presented in order to help our investors understand FelCor’s financial position as of and for the three and nine months ended September 30, 2014.

(a)
Our consolidated statements of operations and balance sheets have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated statements of operations and balance sheets should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K.

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FelCor Lodging Trust Incorporated Third Quarter 2014 Operating Results
October 30, 2014

Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenues:
Hotel operating revenue:
Room	$185,969	$183,657	$556,036	$528,491
Food and beverage	34,287	33,118	119,543	112,222
Other operating departments	12,193	12,070	36,171	35,475
Other revenue	1,607	1,584	3,170	3,034
Total revenues	234,056	230,429	714,920	679,222
Expenses:
Hotel departmental expenses:
Room	48,348	47,914	145,666	140,106
Food and beverage	28,667	28,251	92,920	90,244
Other operating departments	5,716	5,585	17,296	16,776
Other property-related costs	59,441	60,497	183,931	179,955
Management and franchise fees	9,632	9,171	28,805	27,248
Taxes, insurance and lease expense	19,131	25,836	69,756	72,853
Corporate expenses	6,442	5,817	21,914	20,343
Depreciation and amortization	28,523	29,820	87,206	89,473
Impairment loss	—	—	—	24,441
Conversion expenses	—	(81)	—	1,134
Other expenses	9,746	2,102	13,874	6,838
Total operating expenses	215,646	214,912	661,368	669,411
Operating income	18,410	15,517	53,552	9,811
Interest expense, net	(21,922)	(25,796)	(71,644)	(78,457)
Debt extinguishment	(4,730)	—	(4,763)	—
Gain on sale of investment in unconsolidated entities, net	30,184	—	30,184	—
Gain from remeasurement of unconsolidated entities	20,733	—	20,733	—
Other gains, net	—	21	100	21
Income (loss) before equity in income from unconsolidated entities	42,675	(10,258)	28,162	(68,625)
Equity in income from unconsolidated entities	1,347	2,100	4,756	4,095
Income (loss) from continuing operations	44,022	(8,158)	32,918	(64,530)
Income (loss) from discontinued operations	(8)	11,947	132	18,919
Income (loss) before gain on sale of property	44,014	3,789	33,050	(45,611)
Gain on sale of property, net	29,556	—	50,639	—
Net income (loss)	73,570	3,789	83,689	(45,611)
Net loss (income) attributable to noncontrolling interests in other partnerships	(646)	(591)	(830)	3,621
Net loss (income) attributable to redeemable noncontrolling interests in FelCor LP	(185)	32	(135)	352
Preferred distributions - consolidated joint venture	(348)	—	(870)	—
Net income (loss) attributable to FelCor	72,391	3,230	81,854	(41,638)
Preferred dividends	(9,678)	(9,678)	(29,034)	(29,034)
Net income (loss) attributable to FelCor common stockholders	$62,713	$(6,448)	$52,820	$(70,672)
Basic per common share data:
Income (loss) from continuing operations	$0.50	$(0.14)	$0.42	$(0.72)
Net income (loss)	$0.50	$(0.05)	$0.43	$(0.57)
Basic weighted average common shares outstanding	124,168	123,817	124,159	123,815
Diluted per common share data:
Income (loss) from continuing operations	$0.50	$(0.14)	$0.42	$(0.72)
Net income (loss)	$0.50	$(0.05)	$0.42	$(0.57)
Diluted weighted average common shares outstanding	125,526	123,817	125,289	123,815

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FelCor Lodging Trust Incorporated Third Quarter 2014 Operating Results
October 30, 2014

Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2014	2013
Assets
Investment in hotels, net of accumulated depreciation of $871,685 and $929,801 at September 30, 2014 and December 31, 2013, respectively	$1,657,551	$1,653,267
Hotel development	278,619	216,747
Investment in unconsolidated entities	17,741	46,943
Hotels held for sale	26,690	16,319
Cash and cash equivalents	60,110	45,645
Restricted cash	34,263	77,227
Accounts receivable, net of allowance for doubtful accounts of $226 and $262 at September 30, 2014 and December 31, 2013, respectively	34,696	35,747
Deferred expenses, net of accumulated amortization of $15,415 and $20,362 at September 30, 2014 and December 31, 2013, respectively	27,353	29,325
Other assets	22,924	23,060
Total assets	$2,159,947	$2,144,280
Liabilities and Equity
Debt, net of discount of $4,714 at December 31, 2013	$1,621,644	$1,663,226
Distributions payable	11,263	11,047
Accrued expenses and other liabilities	151,915	150,738
Total liabilities	1,784,822	1,825,011
Commitments and contingencies
Redeemable noncontrolling interests in FelCor LP, 611 and 618 units issued and outstanding at September 30, 2014 and December 31, 2013, respectively	5,723	5,039
Equity:
Preferred stock, $0.01 par value, 20,000 shares authorized:
Series A Cumulative Convertible Preferred Stock, 12,880 shares, liquidation value of $322,004 and $322,011, issued and outstanding at September 30, 2014 and December 31, 2013, respectively	309,354	309,362
Series C Cumulative Redeemable Preferred Stock, 68 shares, liquidation value of $169,950, issued and outstanding at September 30, 2014 and December 31, 2013	169,412	169,412
Common stock, $0.01 par value, 200,000 shares authorized; 124,289 and 124,051 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	1,243	1,240
Additional paid-in capital	2,353,304	2,354,328
Accumulated other comprehensive income	—	24,937
Accumulated deficit	(2,524,017)	(2,568,350)
Total FelCor stockholders’ equity	309,296	290,929
Noncontrolling interests in other partnerships	18,663	23,301
Preferred equity in consolidated joint venture, liquidation value of $42,067	41,443	—
Total equity	369,402	314,230
Total liabilities and equity	$2,159,947	$2,144,280

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FelCor Lodging Trust Incorporated Third Quarter 2014 Operating Results
October 30, 2014

Consolidated Debt Summary
(dollars in thousands)

	Encumbered Hotels	Interest Rate (%)	Maturity Date	September 30, 2014	December 31, 2013
Line of credit	8	LIBOR + 3.375	June 2016(a)	$146,500	$88,000
Term loan	3	LIBOR + 2.50	July 2017	140,000	—
Mortgage debt	4	LIBOR + 3.00	March 2017	64,000	—
Mortgage debt(b)	4	4.95	October 2022	124,930	126,220
Mortgage debt	1	4.94	October 2022	31,353	31,714
Senior secured notes	6	6.75	June 2019	525,000	525,000
Senior secured notes	9	5.625	March 2023	525,000	525,000
Knickerbocker loan:(c)
Construction tranche	—	LIBOR + 4.00	May 2016	44,577	—
Cash collateralized tranche	—	LIBOR + 1.25	May 2016	20,284	64,861
Retired debt	—	—	—	—	302,431
Total	35			$1,621,644	$1,663,226

(a)	Our $225 million line of credit can be extended for one year (to 2017), subject to satisfying certain conditions.

(b)	This debt is comprised of separate non-cross-collateralized loans each secured by a mortgage of a single hotel.

(c)
In November 2012, we obtained an $85.0 million construction loan to finance the redevelopment of the Knickerbocker Hotel. This loan can be extended for one year subject to satisfying certain conditions. In 2014, we drew $44.6 million of the cash collateral to fund construction costs, leaving $20.3 million of cash collateral to be drawn before drawing on the remaining $20.1 million available under the construction loan.

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FelCor Lodging Trust Incorporated Third Quarter 2014 Operating Results
October 30, 2014

Schedule of Encumbered Hotels
(dollars in millions)

Consolidated	September 30, 2014
Debt	Balance	Encumbered Hotels
Line of credit	$147
Charleston Mills House - WYN, Houston Medical Center - WYN, Mandalay Beach - ES, Miami International Airport - ES, Myrtle Beach Resort - ES, Philadelphia Historic District - WYN, Pittsburgh University Center - WYN and Santa Monica at the Pier - WYN

Term loan	$140	New Orleans French Quarter - WYN, Phoenix Biltmore - ES, and San Francisco Union Square - MAR
Mortgage debt	$64	Austin Airport - ES, Chicago Lombard - ES, Raleigh - ES, and San Antonio NW - ES
Mortgage debt	$28	Napa Valley - ES
Mortgage debt	$35	Ft. Lauderdale - ES
Mortgage debt	$24	Birmingham - ES
Mortgage debt	$38	Minneapolis Airport - ES
Mortgage debt	$31	Deerfield Beach - ES
Senior secured notes (6.75%)	$525	Boston Copley - FMT, Indian Wells Esmeralda Resort & Spa - REN, LAX South - ES, Morgans, Royalton and St. Petersburg Vinoy Resort & Golf Club - REN
Senior secured notes (5.625%)	$525
Atlanta Buckhead - ES, Boston Marlboro - ES, Burlington - SH, Dallas Love Field - ES, Milpitas - ES, Myrtle Beach Resort - HIL, Orlando South - ES, Philadelphia Society Hill - SH and SF South San Francisco - ES

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FelCor Lodging Trust Incorporated Third Quarter 2014 Operating Results
October 30, 2014

Capital Expenditures
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Improvements and additions to majority-owned hotels	$17,515	$27,433	$65,547	$74,456
Partners’ pro rata share of additions to consolidated joint venture hotels	(21)	(126)	(280)	(434)
Pro rata share of additions to unconsolidated hotels	480	299	1,884	1,101
Total additions to hotels(a)	$17,974	$27,606	$67,151	$75,123

(a)	Includes capitalized interest, property taxes, property insurance, ground leases and certain employee costs.
Hotels Under Renovation During 2014

	Primary Areas	Start Date	End Date
Burlington - SH	guestrooms, exterior	Nov-2013	May-2014
San Francisco Fisherman’s Wharf - HI	guestrooms, public areas, F&B	Nov-2013	Mar-2014
San Diego - WYN(a)	guestrooms, public areas	Nov-2013	May-2014
San Francisco Waterfront-ES(b)	guestrooms, F&B	Dec-2013	Jul-2014
LAX- ES(c)	public areas, F&B	Feb-2014	May-2014
New Orleans - WYN(a)	guestrooms, public areas	May-2014	Oct-2014
Dallas Love Field - ES	guestrooms, F&B	Jun-2014	Sep-2014
Nashville - HI	public areas, F&B	Aug-2014	Dec-2014
Ft. Lauderdale - ES(d)	guestrooms	July-2014	Oct-2014

(a)	Repositioning from Holiday Inn to Wyndham.

(b)	Public areas renovation completed in May 2013.

(c)	Guestrooms renovation completed in February 2013.

(d)	Public areas renovation completed in November 2013.

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FelCor Lodging Trust Incorporated Third Quarter 2014 Operating Results
October 30, 2014

Supplemental Financial Data
(in thousands, except per share data)

	September 30,	December 31,
Total Enterprise Value	2014	2013
Common shares outstanding	124,289	124,051
Units outstanding	611	618
Combined shares and units outstanding	124,900	124,669
Common stock price	$9.36	$8.16
Market capitalization	$1,169,064	$1,017,299
Series A preferred stock(a)	309,354	309,362
Series C preferred stock(a)	169,412	169,412
Preferred equity - Knickerbocker joint venture, net(b)	39,371	—
Consolidated debt(b)	1,621,644	1,663,226
Noncontrolling interests of consolidated debt	(2,229)	(2,719)
Pro rata share of unconsolidated debt	17,236	73,179
Hotel development	(278,619)	(216,747)
Cash, cash equivalents and restricted cash(c)	(94,373)	(122,872)
Total enterprise value (TEV)	$2,950,860	$2,890,140

(a)	Book value based on issue price.

(b)	Book value based on issue price, net of noncontrolling interest.

(c)	Restricted cash includes $20.3 million of cash fully securing $20.3 million of outstanding debt assumed when we purchased the Knickerbocker Hotel.

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FelCor Lodging Trust Incorporated Third Quarter 2014 Operating Results
October 30, 2014

Hotel Portfolio Composition
The following table illustrates the distribution of same-store hotels.

Brand	Hotels	Rooms	2013 Hotel Operating Revenue (in thousands)	2013 Hotel EBITDA (in thousands)(a)
Embassy Suites Hotels	18	4,982	$255,746	$81,008
Wyndham and Wyndham Grand(b)	8	2,528	103,932	35,028
Renaissance and Marriott	3	1,321	119,839	21,328
DoubleTree by Hilton and Hilton	3	802	41,106	12,613
Sheraton and Westin	2	673	37,996	10,167
Fairmont	1	383	49,104	7,839
Holiday Inn	2	968	46,403	6,402
Morgans and Royalton	2	285	34,341	3,512
Core hotels	39	11,942	688,467	177,897
Non-strategic hotels(c)	8	2,322	81,804	22,310
Same-store hotels	47	14,264	$770,271	$200,207

Market
San Francisco area	5	1,903	$124,826	$31,567
Boston	3	916	76,510	17,783
South Florida	3	923	50,011	14,296
Los Angeles area	2	481	23,760	10,444
Myrtle Beach	2	640	37,956	10,113
Philadelphia	2	728	34,271	7,563
Tampa	1	361	46,423	7,430
New York area	3	546	48,046	6,756
Austin	1	188	13,126	5,677
Atlanta	1	316	14,016	5,487
Other markets	16	4,940	219,522	60,781
Core hotels	39	11,942	688,467	177,897
Non-strategic hotels(c)	8	2,322	81,804	22,310
Same-store hotels	47	14,264	$770,271	$200,207

Location
Urban	17	5,310	$323,306	$81,303
Resort	9	2,733	185,266	41,267
Airport	8	2,621	122,735	37,339
Suburban	5	1,278	57,160	17,988
Core hotels	39	11,942	688,467	177,897
Non-strategic hotels(c)	8	2,322	81,804	22,310
Same-store hotels	47	14,264	$770,271	$200,207

(a)	Hotel EBITDA is more fully described on page 26.

(b)	These hotels were converted to Wyndham on March 1, 2013.

(c)	Excludes two hotels held for sale as of September 30, 2014 (one sold in early October and one is expected to sell today).

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FelCor Lodging Trust Incorporated Third Quarter 2014 Operating Results
October 30, 2014

The following tables set forth occupancy, ADR and RevPAR for the three and nine months ended September 30, 2014 and 2013, and the percentage changes therein for the periods presented, for our same-store hotels.
Hotel Operating Statistics by Brand

	Occupancy (%)
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2014	2013	%Variance	2014	2013	%Variance
Embassy Suites Hotels	81.5	80.7	1.0	80.0	77.9	2.8
Renaissance and Marriott	70.0	66.9	4.7	74.0	71.6	3.2
DoubleTree by Hilton and Hilton	81.9	76.2	7.5	76.4	71.3	7.2
Sheraton and Westin	79.1	75.2	5.1	70.4	69.7	1.1
Fairmont	85.0	85.5	(0.6)	75.9	75.5	0.6
Holiday Inn	86.5	85.3	1.3	78.8	80.7	(2.4)
Morgans and Royalton	89.8	88.8	1.1	86.8	86.4	0.4
Comparable core hotels (31)	80.6	78.9	2.2	78.1	76.3	2.3
Non-strategic hotels (8)(a)	72.0	71.7	0.4	73.9	73.4	0.7
Comparable hotels (39)	78.9	77.5	1.9	77.3	75.7	2.0
Wyndham and Wyndham Grand(b)	78.9	68.7	14.8	73.1	67.8	7.8
Same-store hotels (47)	78.9	75.9	4.0	76.5	74.3	3.0
	ADR ($)
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2014	2013	%Variance	2014	2013	%Variance
Embassy Suites Hotels	167.65	154.63	8.4	165.46	154.09	7.4
Renaissance and Marriott	207.35	191.81	8.1	224.11	209.87	6.8
DoubleTree by Hilton and Hilton	155.89	148.69	4.8	157.57	151.80	3.8
Sheraton and Westin	153.46	146.73	4.6	146.57	145.40	0.8
Fairmont	319.97	290.21	10.3	303.03	280.17	8.2
Holiday Inn	192.61	176.59	9.1	164.50	144.64	13.7
Morgans and Royalton	294.02	299.78	(1.9)	296.60	300.11	(1.2)
Comparable core hotels (31)	184.02	171.37	7.4	181.13	169.76	6.7
Non-strategic hotels (8)(a)	116.62	111.79	4.3	118.44	113.75	4.1
Comparable hotels (39)	171.86	160.45	7.1	169.26	159.03	6.4
Wyndham and Wyndham Grand(b)	160.19	140.19	14.3	157.44	142.94	10.1
Same-store hotels (47)	169.79	157.20	8.0	167.26	156.42	6.9
	RevPAR ($)
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2014	2013	%Variance	2014	2013	%Variance
Embassy Suites Hotels	136.57	124.74	9.5	132.36	119.97	10.3
Renaissance and Marriott	145.21	128.29	13.2	165.75	150.36	10.2
DoubleTree by Hilton and Hilton	127.71	113.28	12.7	120.46	108.29	11.2
Sheraton and Westin	121.31	110.33	10.0	103.23	101.30	1.9
Fairmont	271.87	248.05	9.6	230.03	211.43	8.8
Holiday Inn	166.52	150.64	10.5	129.55	116.76	11.0
Morgans and Royalton	264.03	266.15	(0.8)	257.33	259.43	(0.8)
Comparable core hotels (31)	148.38	135.17	9.8	141.42	129.51	9.2
Non-strategic hotels (8)(a)	83.95	80.15	4.7	87.57	83.49	4.9
Comparable hotels (39)	135.63	124.28	9.1	130.76	120.42	8.6
Wyndham and Wyndham Grand(b)	126.31	96.31	31.1	115.10	96.95	18.7
Same-store hotels (47)	133.98	119.32	12.3	127.99	116.25	10.1

(a)	Excludes two hotels held for sale as of September 30, 2014 (one sold in early October and one is expected to sell today).

(b)	These hotels were converted to Wyndham on March 1, 2013.

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FelCor Lodging Trust Incorporated Third Quarter 2014 Operating Results
October 30, 2014

Hotel Operating Statistics by Market

	Occupancy (%)
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2014	2013	%Variance	2014	2013	%Variance
San Francisco area	90.4	89.3	1.2	82.6	83.4	(1.0)
Boston	82.3	82.1	0.3	75.5	75.1	0.6
South Florida	76.4	77.1	(0.9)	84.1	82.4	2.1
Los Angeles area	84.9	88.1	(3.7)	84.2	84.1	0.1
Myrtle Beach	87.9	88.6	(0.8)	70.8	67.3	5.2
Philadelphia	79.0	70.4	12.3	72.5	67.5	7.3
Tampa	74.2	77.6	(4.4)	81.7	81.0	0.8
New York area	86.9	85.7	1.3	82.2	82.3	(0.1)
Austin	80.8	75.2	7.5	80.5	80.8	(0.5)
Atlanta	82.1	81.5	0.6	78.2	76.1	2.7
Other markets	73.5	69.6	5.7	74.4	70.7	5.1
Comparable core hotels (31)	80.6	78.9	2.2	78.1	76.3	2.3
	ADR ($)
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2014	2013	%Variance	2014	2013	%Variance
San Francisco area	235.29	211.50	11.2	210.81	185.99	13.3
Boston	265.29	241.44	9.9	249.56	231.03	8.0
South Florida	123.87	114.98	7.7	161.23	148.76	8.4
Los Angeles area	154.92	141.13	9.8	146.24	138.56	5.5
Myrtle Beach	185.24	174.58	6.1	163.72	158.18	3.5
Philadelphia	160.08	155.73	2.8	161.55	165.08	(2.1)
Tampa	167.93	155.99	7.7	197.24	185.51	6.3
New York area	243.04	241.38	0.7	246.95	241.34	2.3
Austin	194.77	175.49	11.0	212.08	196.85	7.7
Atlanta	141.70	139.99	1.2	143.17	142.27	0.6
Other markets	147.52	138.87	6.2	152.20	144.77	5.1
Comparable core hotels (31)	184.02	171.37	7.4	181.13	169.76	6.7
	RevPAR ($)
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2014	2013	%Variance	2014	2013	%Variance
San Francisco area	212.62	188.94	12.5	174.03	155.04	12.3
Boston	218.33	198.14	10.2	188.38	173.39	8.6
South Florida	94.67	88.66	6.8	135.60	122.53	10.7
Los Angeles area	131.52	124.38	5.7	123.10	116.50	5.7
Myrtle Beach	162.89	154.70	5.3	115.85	106.39	8.9
Philadelphia	126.54	109.65	15.4	117.05	111.48	5.0
Tampa	124.61	121.02	3.0	161.08	150.35	7.1
New York area	211.13	206.90	2.0	203.05	198.69	2.2
Austin	157.41	131.96	19.3	170.64	159.14	7.2
Atlanta	116.29	114.16	1.9	111.95	108.27	3.4
Other markets	108.48	96.59	12.3	113.16	102.40	10.5
Comparable core hotels (31)	148.38	135.17	9.8	141.42	129.51	9.2

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FelCor Lodging Trust Incorporated Third Quarter 2014 Operating Results
October 30, 2014

Historical Quarterly Operating Statistics

	Occupancy (%)
	Q4 2013	Q1 2014	Q2 2014	Q3 2014
Comparable core hotels (31)	70.4	72.2	81.3	80.6
Non-strategic hotels (8)(a)	68.3	72.9	77.0	72.0
Comparable hotels (39)	70.0	72.3	80.4	78.9
Wyndham and Wyndham Grand (8)(b)	59.1	62.9	77.4	78.9
Same-store hotels (47)	68.1	70.7	79.9	78.9

	ADR ($)
	Q4 2013	Q1 2014	Q2 2014	Q3 2014
Comparable core hotels (31)	170.40	176.24	182.53	184.02
Non-strategic hotels (8)(a)	111.95	120.44	118.30	116.62
Comparable hotels (39)	159.11	165.12	170.37	171.86
Wyndham and Wyndham Grand (8)(b)	149.34	144.62	164.91	160.19
Same-store hotels (47)	157.62	161.89	169.43	169.79

	RevPAR ($)
	Q4 2013	Q1 2014	Q2 2014	Q3 2014
Comparable core hotels (31)	120.03	127.25	148.39	148.38
Non-strategic hotels (8)(a)	76.51	87.75	91.04	83.95
Comparable hotels (39)	111.42	119.44	137.04	135.63
Wyndham and Wyndham Grand (8)(b)	88.30	90.99	127.59	126.31
Same-store hotels (47)	107.37	114.40	135.37	133.98

(a)	Excludes two hotels held for sale as of September 30, 2014 (one sold in early October and one is expected to sell today).

(b)	These hotels were converted to Wyndham on March 1, 2013.

Non-GAAP Financial Measures
We refer in this release to certain “non-GAAP financial measures.” These measures, including FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-store Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin, are measures of our financial performance that are not calculated and presented in accordance with generally accepted accounting principles (“GAAP”). The following tables reconcile each of these non-GAAP measures to the most comparable GAAP financial measure. Immediately following the reconciliations, we include a discussion of why we believe these measures are useful supplemental measures of our performance and the limitations of such measures.

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FelCor Lodging Trust Incorporated Third Quarter 2014 Operating Results
October 30, 2014

Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
(in thousands, except per share data)

	Three Months Ended September 30,
	2014			2013
	Dollars	Shares	Per Share Amount	Dollars	Shares	Per Share Amount
Net income	$73,570			$3,789
Noncontrolling interests	(831)			(559)
Preferred dividends	(9,678)			(9,678)
Preferred distributions - consolidated joint venture	(348)			—
Net income (loss) attributable to FelCor common stockholders	62,713			(6,448)
Less: Dividends declared on unvested restricted stock	(2)			—
Less: Undistributed earnings allocated to unvested restricted stock	(48)			—
Basic earnings per share data	62,663	124,168	$0.50	(6,448)	123,817	$(0.05)
Restricted stock units	—	1,358	—	—	—	—
Diluted earnings per share data	62,663	125,526	0.50	(6,448)	123,817	(0.05)
Depreciation and amortization	28,523	—	0.23	29,820	—	0.24
Depreciation, discontinued operations and unconsolidated entities	1,021	—	0.01	3,765	—	0.03
Gain on sale of hotels, net of noncontrolling interests in other partnerships	(28,410)	—	(0.23)	(10,958)	—	(0.09)
Gain on sale of investment in unconsolidated entities, net	(30,184)	—	(0.24)	—	—	—
Gain from remeasurement of unconsolidated entities	(20,733)	—	(0.17)	—	—	—
Other gains, net	—	—	—	(21)	—	—
Other gains, discontinued operations	—	—	—	(57)	—	—
Noncontrolling interests in FelCor LP	185	613	—	(32)	618	—
Dividends declared on unvested restricted stock	2	—	—	—	—	—
Undistributed earnings allocated to unvested restricted stock	48	—	—	—	—	—
Conversion of unvested restricted stock and units	—	26	—	—	983	—
FFO	13,115	126,165	0.10	16,069	125,418	0.13
Debt extinguishment	4,566	—	0.04	—	—	—
Debt extinguishment, unconsolidated entities	155	—	—	—	—	—
Contract dispute contingency	5,850	—	0.05	—	—	—
Severance costs	426	—	—	106	—	—
Conversion expenses	—	—	—	(81)	—	—
Variable stock compensation	201	—	—	151	—	—
Pre-opening costs, net of noncontrolling interests	2,346	—	0.02	814	—	0.01
Adjusted FFO	$26,659	126,165	$0.21	$17,059	125,418	$0.14

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FelCor Lodging Trust Incorporated Third Quarter 2014 Operating Results
October 30, 2014

Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
(in thousands, except per share data)

	Nine Months Ended September 30,
	2014			2013
	Dollars	Shares	Per Share Amount	Dollars	Shares	Per Share Amount
Net income (loss)	$83,689			$(45,611)
Noncontrolling interests	(965)			3,973
Preferred distributions - consolidated joint venture	(870)			—
Preferred dividends	(29,034)			(29,034)
Net income (loss) attributable to FelCor common stockholders	52,820			(70,672)
Less: Dividends declared on unvested restricted stock	(5)			—
Less: Undistributed earnings allocated to unvested restricted stock	(18)			—
Basic earnings per share data	52,797	124,159	$0.43	(70,672)	123,815	$(0.57)
Restricted stock units	—	1,130	(0.01)	—	—	—
Diluted earnings per share data	52,797	125,289	0.42	(70,672)	123,815	(0.57)
Depreciation and amortization	87,206	—	0.70	89,473	—	0.73
Depreciation, discontinued operations and unconsolidated entities	6,395	—	0.05	12,734	—	0.10
Gain on sale of investment in unconsolidated entities, net	(30,184)	—	(0.24)	—	—	—
Gain from remeasurement of unconsolidated entities	(20,733)	—	(0.17)	—	—	—
Other gains, net	(100)	—	—	(21)	—	—
Other gains, discontinued operations	—	—	—	(57)	—	—
Impairment loss, net of noncontrolling interests in other partnerships	—	—	—	20,382	—	0.16
Impairment loss, discontinued operations	—	—	—	3,265	—	0.03
Gain on sale of hotels, net of noncontrolling interests in other partnerships	(49,771)	—	(0.40)	(18,217)	—	(0.15)
Noncontrolling interests in FelCor LP	135	615	—	(352)	620	(0.01)
Dividends declared on unvested restricted stock	5	—	—	—	—	—
Conversion of unvested restricted stock and units	18	12	—	—	672	—
FFO	45,768	125,916	0.36	36,535	125,107	0.29
Acquisition costs	—	—	—	23	—	—
Debt extinguishment, including discontinued operations	4,843	—	0.04	—	—	—
Debt extinguishment, unconsolidated entities	155	—	—	—	—	—
Contract dispute contingency	5,850	—	0.05	—	—	—
Severance costs	829	—	0.01	2,896	—	0.02
Conversion expenses	—	—	—	1,134	—	0.01
Variable stock compensation	1,620	—	0.01	374	—	—
Pre-opening costs, net of noncontrolling interests	4,605	—	0.04	1,376	—	0.02
Adjusted FFO	$63,670	125,916	$0.51	$42,338	125,107	$0.34

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FelCor Lodging Trust Incorporated Third Quarter 2014 Operating Results
October 30, 2014

Reconciliation of Net Income (Loss) to EBITDA, Adjusted EBITDA and Same-Store Adjusted EBITDA
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net income (loss)	$73,570	$3,789	$83,689	$(45,611)
Depreciation and amortization	28,523	29,820	87,206	89,473
Depreciation, discontinued operations and unconsolidated entities	1,021	3,765	6,395	12,734
Interest expense	21,935	25,811	71,685	78,517
Interest expense, discontinued operations and unconsolidated entities	290	881	1,681	2,628
Noncontrolling interests in other partnerships	(646)	(591)	(830)	3,621
EBITDA	124,693	63,475	249,826	141,362
Impairment loss, net of noncontrolling interests in other partnerships	—	—	—	20,382
Impairment loss, discontinued operations	—	—	—	3,265
Debt extinguishment, including discontinued operations	4,566	—	4,843	—
Debt extinguishment, unconsolidated entities	155	—	155	—
Acquisition costs	—	—	—	23
Gain on sale of hotels, net of noncontrolling interests in other partnerships	(28,410)	(10,958)	(49,771)	(18,217)
Gain on sale of investment in unconsolidated entities, net	(30,184)	—	(30,184)	—
Gain from remeasurement of unconsolidated entities	(20,733)	—	(20,733)	—
Other gains, net	—	(21)	(100)	(21)
Other gains, discontinued operations	—	(57)	—	(57)
Contract dispute contingency	5,850	—	5,850	—
Amortization of fixed stock and directors’ compensation	2,198	1,397	4,490	4,547
Severance costs	426	106	829	2,896
Conversion expenses	—	(81)	—	1,134
Variable stock compensation	201	151	1,620	374
Pre-opening costs, net of noncontrolling interests	2,346	814	4,605	1,376
Adjusted EBITDA	61,108	54,826	171,430	157,064
Adjusted EBITDA from hotels, sold and held for sale	(1,090)	(4,891)	(6,445)	(18,230)
Adjusted EBITDA from joint venture exchange	(43)	(741)	212	(330)
Same-store Adjusted EBITDA	$59,975	$49,194	$165,197	$138,504

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FelCor Lodging Trust Incorporated Third Quarter 2014 Operating Results
October 30, 2014

Hotel EBITDA and Hotel EBITDA Margin
(dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Same-store operating revenue:
Room	$175,823	$156,479	$498,380	$453,306
Food and beverage	32,543	29,047	109,118	98,946
Other operating departments	11,858	11,072	34,160	32,603
Same-store operating revenue	220,224	196,598	641,658	584,855
Same-store operating expense:
Room	45,251	40,765	129,527	119,794
Food and beverage	27,093	24,967	84,560	80,072
Other operating departments	5,527	5,112	16,267	15,388
Other property related costs	55,403	50,976	162,315	152,606
Management and franchise fees	9,122	7,646	25,651	23,006
Taxes, insurance and lease expense	14,182	14,142	41,639	39,927
Same-store operating expense	156,578	143,608	459,959	430,793
Hotel EBITDA	$63,646	$52,990	$181,699	$154,062
Hotel EBITDA Margin	28.9%	27.0%	28.3%	26.3%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Hotel EBITDA - Comparable core (31)	$45,936	$37,825	$130,530	$110,365
Hotel EBITDA - Non-strategic (8)(a)	5,376	5,168	18,898	17,416
Hotel EBITDA - Comparable (39)	51,312	42,993	149,428	127,781
Hotel EBITDA - Wyndham (8)	12,334	9,997	32,271	26,281
Hotel EBITDA Same-store (47)	$63,646	$52,990	$181,699	$154,062

Hotel EBITDA Margin - Comparable core (31)	27.9%	25.2%	27.1%	24.9%
Hotel EBITDA Margin - Non-strategic (8)(a)	25.9%	25.6%	28.7%	27.8%
Hotel EBITDA Margin - Comparable (39)	27.7%	25.3%	27.3%	25.3%
Hotel EBITDA Margin - Wyndham (8)	35.6%	37.8%	34.1%	33.1%
Hotel EBITDA Margin Same-store(47)	28.9%	27.0%	28.3%	26.3%

(a)	Excludes two hotels held for sale as of September 30, 2014 (one sold in early October and one is expected to sell today).

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FelCor Lodging Trust Incorporated Third Quarter 2014 Operating Results
October 30, 2014

Reconciliation of Same-store Operating Revenue and Same-store Operating Expense to Total Revenue, Total Operating Expense and Operating Income (Loss)
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Same-store operating revenue	$220,224	$196,598	$641,658	$584,855
Other revenue	1,607	1,584	3,170	3,034
Revenue from hotels, disposed and held for sale(a)	12,225	32,247	70,092	91,333
Total revenue	234,056	230,429	714,920	679,222
Same-store operating expense	156,578	143,608	459,959	430,793
Consolidated hotel lease expense(b)	5,537	11,849	29,224	33,572
Unconsolidated taxes, insurance and lease expense	(916)	(1,800)	(4,867)	(5,737)
Corporate expenses	6,442	5,817	21,914	20,343
Depreciation and amortization	28,523	29,820	87,206	89,473
Impairment loss	—	—	—	24,441
Conversion expenses	—	(81)	—	1,134
Expenses from hotels, disposed and held for sale(a)	9,736	23,597	54,058	68,554
Other expenses	9,746	2,102	13,874	6,838
Total operating expense	215,646	214,912	661,368	669,411
Operating income	$18,410	$15,517	$53,552	$9,811

(a)
During the nine months ended September 30, 2014, we disposed of ten hotels, which were not held for sale at December  31, 2013. Subsequent to September 30, 2014, we sold one hotel for $7.8 million, and we have agreed to sell one hotel for $37.0 million which is expected to close today. These hotels are considered held for sale on our September 30, 2014 balance sheet, as the purchasers each paid a non-refundable deposit toward the purchase price. Under recently issued GAAP accounting guidance, we included the operating performance for these hotels in continuing operations in our Consolidated Statements of Operations for the three and nine months ended September 30, 2014 and 2013. However, for purposes of our Non-GAAP reporting metrics, we have excluded the results of these hotels to provide a meaningful same-store comparison.

(b)
Consolidated hotel lease expense represents the percentage lease expense of our 51% owned operating lessees. The offsetting percentage lease revenue is included in equity in income from unconsolidated entities.

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FelCor Lodging Trust Incorporated Third Quarter 2014 Operating Results
October 30, 2014

Reconciliation of Forecasted Net Income attributable to FelCor to Forecasted FFO and EBITDA
(in millions, except per share data)

	Full Year 2014 Guidance
	Low		High
	Dollars	Per Share Amount(a)	Dollars	Per Share Amount(a)
Net income attributable to FelCor(b)	$74.5		$76.5
Preferred dividends	(39.0)		(39.0)
Net income attributable to FelCor common stockholders	35.5	$0.29	37.5	$0.31
Gains on hotel transactions	(100.0)		(100.0)
Depreciation(c)	122.5		122.5
FFO	$58.0	$0.46	$60.0	$0.48
Contract dispute contingency	6.0		6.0
Pre-opening costs	4.6		4.6
Variable stock compensation	1.6		1.6
Severance costs	0.8		0.8
Early extinguishment of debt	5.0		5.0
Adjusted FFO	$76.0	$0.60	$78.0	$0.62

Net income attributable to FelCor(b)	$74.5		$76.5
Depreciation(c)	122.5		122.5
Interest expense(c)	95.5		95.5
Amortization expense	1.0		1.0
EBITDA	$293.5		$295.5
Gains on hotel transactions	(100.0)		(100.0)
Contract dispute contingency	6.0		6.0
Early extinguishment of debt	5.0		5.0
Amortization of stock compensation	6.0		6.0
Pre-opening costs	4.6		4.6
Variable stock compensation	1.6		1.6
Severance costs	0.8		0.8
Adjusted EBITDA	$217.5		$219.5

(a)	Weighted average shares are 125.8 million.

(b)	Excludes any gains or losses on future asset sales.

(c)	Includes pro rata portion of unconsolidated entities.

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FelCor Lodging Trust Incorporated Third Quarter 2014 Operating Results
October 30, 2014

Substantially all of our non-current assets consist of real estate. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of operating performance under GAAP, to be helpful in evaluating a real estate company’s operations. These supplemental measures are not measures of operating performance under GAAP. However, we consider these non-GAAP measures to be supplemental measures of a hotel REIT’s performance and should be considered along with, but not as an alternative to, net income (loss) attributable to FelCor as a measure of our operating performance.
FFO and EBITDA
The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income or loss attributable to parent (computed in accordance with GAAP), excluding gains or losses from sales of property, plus depreciation, amortization and impairment losses. FFO for unconsolidated partnerships and joint ventures are calculated on the same basis. We compute FFO in accordance with standards established by NAREIT. This may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.
EBITDA is a commonly used measure of performance in many industries. We define EBITDA as net income or loss attributable to parent (computed in accordance with GAAP) plus interest expenses, income taxes, depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDA on the same basis.
Adjustments to FFO and EBITDA
We adjust FFO and EBITDA when evaluating our performance because management believes that the exclusion of certain additional items provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted FFO, and Adjusted EBITDA when combined with GAAP net income attributable to FelCor, EBITDA and FFO, is beneficial to an investor’s better understanding of our operating performance.

•
Gains and losses related to extinguishment of debt and interest rate swaps - We exclude gains and losses related to extinguishment of debt and interest rate swaps from FFO and EBITDA because we believe that it is not indicative of ongoing operating performance of our hotel assets. This also represents an acceleration of interest expense or a reduction of interest expense, and interest expense is excluded from EBITDA.

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FelCor Lodging Trust Incorporated Third Quarter 2014 Operating Results
October 30, 2014

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Cumulative effect of a change in accounting principle - Infrequently, the Financial Accounting Standards Board promulgates new accounting standards that require the consolidated statements of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments in computing Adjusted FFO and Adjusted EBITDA because they do not reflect our actual performance for that period.

•
Other transaction costs - From time to time, we periodically incur costs that are not indicative of ongoing operating performance. Such costs include, but are not limited to, conversion costs, acquisition costs, pre-opening costs and severance costs. We exclude these costs from the calculation of Adjusted FFO and Adjusted EBITDA.

•
Variable stock compensation - We exclude the cost associated with our variable stock compensation. This cost is subject to volatility related to the price and dividends of our common stock that does not necessarily correspond to our operating performance.

In addition, to derive Adjusted EBITDA, we exclude gains or losses on the sale of depreciable assets and impairment losses because including them in EBITDA is inconsistent with reporting the ongoing performance of our remaining assets. Additionally, the gain or loss on sale of depreciable assets and impairment losses represents either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA. We also exclude the amortization of our fixed stock and directors’ compensation, which is included in corporate expenses and is not separately stated on our statements of operations. Excluding amortization of our fixed stock and directors’ compensation maintains consistency with the EBITDA definition.
Hotel EBITDA and Hotel EBITDA Margin
Hotel EBITDA and Hotel EBITDA margin are commonly used measures of performance in the hotel industry and give investors a more complete understanding of the operating results over which our individual hotels and brand/managers have direct control. We believe that Hotel EBITDA and Hotel EBITDA margin are useful to investors by providing greater transparency with respect to two significant measures that we use in our financial and operational decision-making. Additionally, using these measures facilitates comparisons with other hotel REITs and hotel owners. We present Hotel EBITDA and Hotel EBITDA margin in a manner consistent with Adjusted EBITDA, however, we also eliminate all revenues and expenses from continuing operations not directly associated with hotel operations, including other income and corporate-level expenses. We eliminate these additional items because we believe property-level results provide investors with supplemental information into the ongoing operational performance of our hotels and the effectiveness of management on a property-level basis. We also eliminate consolidated percentage rent paid to unconsolidated entities, which is effectively eliminated by noncontrolling interests and equity in income from unconsolidated subsidiaries, and include the cost of unconsolidated taxes, insurance and lease expense, to reflect the entire operating costs applicable to our Consolidated Hotels. Hotel EBITDA and Hotel EBITDA margins are presented on a same-store basis.

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FelCor Lodging Trust Incorporated Third Quarter 2014 Operating Results
October 30, 2014

Use and Limitations of Non-GAAP Measures
We use FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-store Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. We use Hotel EBITDA and Hotel EBITDA margin in evaluating hotel-level performance and the operating efficiency of our hotel managers.
The use of these non-GAAP financial measures has certain limitations. As we present them, these non-GAAP financial measures may not be comparable to similar non-GAAP financial measures as presented by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.
These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

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